EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2005 appearing in the Annual Report on Form 10-KSB of Signature Leisure, Inc. for the year ended December 31, 2004 and to the reference to our Firm under the heading "Experts" in the Registration Statement.

/s/ Cordovano and Honeck LLP
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    Cordovano and Honeck LLP
    Denver, Colorado
    April 21, 2005